Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 1, 2010 with respect to the audited consolidated financial statements of Augme Technologies, Inc. for the years ended February 28, 2010 and 2009.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 13, 2012